UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Ulticom, Inc.

(Name of Registrant as Specified In Its Charter)

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1020 Briggs Road
Mount Laurel, New Jersey 08054

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 14, 2004

     NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Shareholders (the “Annual Meeting”) of ULTICOM, INC. (the “Company”) will be held at the Company’s headquarters, 1020 Briggs Road, Mount Laurel, New Jersey 08054, on Monday, June 14, 2004, commencing at 10:00 a.m. (local time) for the following purposes:

     1. To elect nine directors who will serve as the Board of Directors of the Company until the next annual meeting of shareholders and the election of their qualified successors.

     2. To consider and act upon a proposal to ratify the engagement of Deloitte & Touche LLP as independent auditors of the Company for the year ending January 31, 2005.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only those shareholders of record at the close of business on April 14, 2004 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

     A copy of the Company's Annual Report for the year ended January 31, 2004 accompanies this Notice of Meeting.

By Order of the Board of Directors, William F. Sorin, Secretary

May 13, 2004

     ATTENDANCE AT THE ANNUAL MEETING BY HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK, APPEARING IN PERSON OR REPRESENTED BY PROXY, IS NECESSARY TO CONSTITUTE A QUORUM. YOUR ATTENDANCE IS IMPORTANT AND APPRECIATED. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD. YOUR PROXY MAY BE REVOKED IN YOUR DISCRETION AT ANY TIME BEFORE THE SHARES ARE VOTED.

ULTICOM, INC.
1020 Briggs Road
Mount Laurel, New Jersey 08054

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 14, 2004

     This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Ulticom, Inc., a New Jersey corporation (the “Company”), for use at the Annual Meeting of the Shareholders of the Company to be held on Monday, June 14, 2004 or any adjournment thereof (the “Annual Meeting”).

     A proxy in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained in the proxy. If no instructions are given in a proxy with respect to any matter specified in the Notice of Annual Meeting to be acted upon at the Annual Meeting, such proxy will be voted in favor of such matter. As to any other matters properly brought before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment. Any shareholder who desires to revoke a proxy may do so at any time prior to the vote of the associated shares by tendering a written notice of revocation addressed to the Secretary of the Company, by attending the Annual Meeting in person and requesting the return of the proxy or by delivering to the Secretary of the Company another form of proxy bearing a later date of execution.

     The cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by the use of the mails, regularly engaged employees of the Company may, without additional compensation, solicit proxies by personal interviews, electronic mail, telephone and telefacsimile. The Company will, upon request, reimburse brokers and others who are only record holders of the Company’s common stock, no par value (the “Common Stock”), for their reasonable expenses in forwarding proxy material to beneficial owners of such stock and obtaining voting instructions from such owners.

     The Board of Directors has fixed the close of business on April 14, 2004 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). As of the Record Date, there were issued, outstanding and entitled to vote an aggregate of 42,250,418 shares of Common Stock. Attendance at the Annual Meeting, in person or represented by proxy, by the holders of a majority of all shares of Common Stock issued, outstanding and entitled to vote constitutes a quorum. Each share of Common Stock entitles the holder thereof to one vote on each matter presented for action at the meeting. The Company believes that abstentions and broker non-votes should be counted for purposes of determining if a quorum is present at the Annual Meeting for the transaction of business.

     The affirmative vote of a plurality of the votes of the shares of Common Stock represented and voted at the meeting is required for the election of directors. A properly executed proxy marked “For All Except” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although such proxy will be counted for purposes of determining whether there is a quorum.

     For each other item, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     This Proxy Statement and the accompanying form of proxy are first being mailed on or about May 13, 2004 to shareholders of record on the Record Date.

Corporate Governance Of The Company

     The Board of Directors of Ulticom, Inc. (the “Board”) believes that shareholder confidence in the Company, its management and financial reporting is critical to the success of the Company. Our website, www.ulticom.com, provides information regarding the corporate governance policies of the Company. These policies provide a framework for the proper operation of the Company. The Board recognizes that there is an ongoing discussion about governance matters, and as such the Board continues to review these policies and other aspects of the Company’s governance policies.

Codes of Business Conduct and Ethics

     The Board of Directors has adopted a Code of Business Conduct and Ethics to promote its commitment to the legal and ethical conduct of the Company’s business. The Chief Executive Officer, Chief Financial Officer, and other senior officers are required to abide by the Code of Business Conduct and Ethics, which provides the foundation for compliance with all corporate policies and procedures, and best business practices. The policies and procedures address a wide array of professional conduct, including the establishment of sound employment policies, methods for avoiding and resolving conflicts of interest, safeguarding intellectual property, protecting confidential information, and a strict adherence to all laws and regulations applicable to the conduct of the Company’s business. The Company intends to satisfy its obligations, imposed under Sarbanes-Oxley, to disclose promptly amendments to, or waivers from, the Code of Business Conduct and Ethics, if any, on the Company’s website.

     The Company also adopted an Employee Code of Business Conduct and Ethics, which can be found on the Company’s website. This Code contains procedures for the Audit Committee to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Communicating with the Board

     Any shareholder who desires to contact the Board may do so electronically by sending an email to the following address: boardofdirectors@ulticom.com. Alternatively, a shareholder can contact the Board by writing to: Board of Directors, Ulticom, Inc., 1020 Briggs Road, Mount Laurel, New Jersey, 08054. Communications received electronically or in writing are distributed to the Chairman of the Board or other members of the Board as appropriate depending on the facts and circumstances outlined in the communication.

Security Ownership of Management and Principal Shareholders

     The following table identifies and sets forth certain information concerning the beneficial ownership of Common Stock by the executive officers of the Company, by each incumbent and nominee director of the Company, including those who are standing for re-election at the Annual Meeting, by all directors and executive officers as a group and by each person (including any group) known by the Company to beneficially own more than five percent of the issued and outstanding Common Stock as of April 14, 2004.

Name and Address (1)	Relationship with the Company	Number of Shares Beneficially Owned (2)		Percent of Total Outstanding Shares (3)
Comverse Technology, Inc.
(“CTI”)	Shareholder	30,420,101	(4)	72.0%
170 Crossways Park Drive
Woodbury, NY 11797
Kobi Alexander(a)(b)	Chairman of the Board	827,263	(5)	2.0%
	of Directors
Shawn K. Osborne(a)	President and Chief	502,155	(6)	1.2%
	Executive Officer and
	Director
Mark A. Kissman	Vice President of	20,000		*
	Finance and Chief
	Financial Officer
William F. Sorin(a)(b)	Secretary and Director	11,545	(7)	*
Paul D. Baker	Director	11,181	(8)	*
Zvi Bar-On(c)(d)(e)	Director	25,500		*
Ron Hiram(b)(c)(d)(e)	Director	26,000	(9)	*
Yaacov Koren	Director	6,091		*
David Kreinberg(a)	Director	37,364	(10)	*
Rex A. McWilliams(c)(d)(e)	Director	15,000		*
Michael J. Chill	Nominee Director	—		—
Paul L. Robinson	Nominee Director	2,454	(11)	—
All directors and executive officers
as a group (12 persons)		1,484,553		3.5%

*	Less than 1%

(a)	Member of the Executive Committee of the Board.
(b)	Member of the Compensation Committee of the Board.
(c)	Member of the Audit Committee of the Board.
(d)	Member of the Stock Option Committee of the Board.
(e)	Member of the Corporate Governance and Nominating Committee of the Board.

(1)	Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o Ulticom, Inc., 1020 Briggs Road, Mount Laurel, NJ 08054.

(2)

The information contained in the table above reflects “beneficial ownership” of Common Stock within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Beneficial ownership reflected in the table above includes shares issuable upon the exercise of stock options that are exercisable at or within 60 days after April 14, 2004. The table above does not include shares issuable upon the exercise of stock options that are not exercisable until more than 60 days after April 14, 2004. The shares subject to stock options held by the individuals identified above as of April 14, 2004 consist of the following:

	Number of Shares of Common Stock Subject to Options
	Exercisable at or within 60 days after April 14, 2004	Not Exercisable at or within 60 days after April 14, 2004
Kobi Alexander	—	—
Shawn K. Osborne	497,155	168,750
Mark A. Kissman	20,000	50,000
William F. Sorin	11,545	—
Paul D. Baker	8,181	—
Zvi Bar-On	25,000	5,000
Ron Hiram	25,000	5,000
Yaacov Koren	6,091	—
David Kreinberg	27,364	—
Rex A. McWilliams	15,000	5,000
Michael J. Chill	—	—
Paul L. Robinson	2,454	15,000
All directors and executive officers as a group (12 persons)	637,790	248,750

(3)

Percentages are calculated in accordance with applicable SEC rules and are based on 42,250,418 shares of Common Stock issued and outstanding on April 14, 2004, excluding, except as otherwise noted, shares of Common Stock issuable upon exercise of outstanding stock options.

(4)	Includes 817,263 shares of Common Stock owned by Mr. Alexander, which CTI has the right to vote.
(5)	Mr. Alexander beneficially owns 204,860 shares of CTI common stock and options to purchase 3,932,998 shares of CTI common stock exercisable within 60 days of April 14, 2004.
(6)	Mr. Osborne beneficially owns options to purchase 13,700 shares of CTI common stock exercisable within 60 days of April 14, 2004.
(7)	Mr. Sorin beneficially owns options to purchase 143,847 shares of CTI common stock exercisable within 60 days of April 14, 2004.
(8)	Mr. Baker beneficially owns options to purchase 4,250 shares of CTI common stock exercisable within 60 days of April 14, 2004.
(9)	Mr. Hiram beneficially owns options to purchase 91,800 shares of CTI common stock exercisable within 60 days of April 14, 2004.
(10)	Mr. Kreinberg beneficially owns 70,128 shares of CTI common stock and options to purchase 110,093 shares of CTI common stock exercisable within 60 days of April 14, 2004.
(11)	Mr. Robinson beneficially owns options to purchase 6,376 shares of CTI common stock exercisable within 60 days of April 14, 2004.

Background of Directors, Nominee Directors, and Executive Officers

     The principal occupation and certain other information about the directors, nominee directors, and executive officers of the Company are set forth on the following pages.

     Kobi Alexander. Mr. Alexander, age 52, has served as a director since August 1995 and Chairman of the Board of the Company since October 1997. Mr. Alexander, a founder of CTI, has been a director and senior executive officer of CTI since its formation in October 1984, serving in the capacities of Chairman of the Board of Directors since September 1986 and Chief Executive Officer since April 1987. Prior to the formation of CTI, in 1980 and 1981, Mr. Alexander served as an independent financial and business consultant to a number of multinational corporations. Between 1978 and 1980, Mr. Alexander worked in the Corporate Finance Department of Shearson Loeb Rhoades (currently a division of Citigroup Inc.). Mr. Alexander received a B.A., magna cum laude, in Economics from the Hebrew University of Jerusalem in 1977, and an M.B.A. in Finance from New York University in 1980. He has served as the Chairman of the High-Tech Research and Development Section of the Israeli Association of Industrialists. Mr. Alexander also serves as director and Chairman of the Board of various subsidiaries of CTI including Verint Systems Inc. (“Verint”).

     Shawn K. Osborne. Mr. Osborne, age 43, was named President and Chief Executive Officer in September 1997 and has served as a director since January 2000. Mr. Osborne joined the Company in January 1997 as Vice President of Sales and Strategic Planning. From October 1994 to January 1997, Mr. Osborne was President and Vice President of Sales and Marketing of CellTel Data, a provider of wireless data systems and transaction services. Mr. Osborne received a degree in Computer Science from the State University of New York in 1980. He currently serves on the Board of Directors of the Telecommunications Industry Association.

     Mark A. Kissman. Mr. Kissman, age 45, was named Vice President of Finance and Chief Financial Officer in September 2001. He joined Ulticom from Current Analysis, Inc., a provider of market research to the telecommunications industry, where he served as Senior Vice President and Chief Financial Officer. Prior to holding that position, he was Senior Vice President, Finance and Chief Financial Officer of Spacehab, Inc., (NASDAQ:SPAB). Mr. Kissman also was Vice President of Finance and Chief Financial Officer for Giesecke & Devrient America, Inc., a manufacturer of smart cards used in wireless handsets and as financial transaction cards. Mr. Kissman started his career at Peat Marwick Mitchell & Co. (now KPMG LLP), where he worked in the firm's audit practice. He received his B.S. degree in Accounting from the Pennsylvania State University in 1980, and is a certified public accountant.

     Paul D. Baker. Mr. Baker, age 45, has served as a director since January 2000. He serves as Vice President, Corporate Marketing and Corporate Communications of CTI, a position he has held since joining CTI in April 1991. Mr. Baker held various positions in sales, marketing, and corporate communications with Robotic Vision Systems, Inc. from 1984 to 1991. Mr. Baker received a B.S. in Management from Babson College in 1980 and an M.B.A. in Marketing Management from St. John's University in 1984. Mr. Baker also is a director of Verint.

     Ron Hiram. Mr. Hiram, age 51, has served as a director since April 2000. Mr. Hiram is a Managing Partner of Eurofund 2000 L.P. a venture capital fund focused on Israeli related companies in the telecommunications, information technology and microelectronic spheres. Previously, Mr. Hiram co-headed TeleSoft Partners' investment activities in Israel between 2001-2002. TeleSoft Partners is a Silicon Valley venture capital fund focusing on companies developing telecommunication-related technologies. From 1994 to 2000, Mr. Hiram served as a Managing Director and Partner of Soros Fund Management LLC ("Soros"), an international hedge fund, devoting the bulk of his time to private equity investments. Prior to joining Soros, Mr. Hiram worked at Lehman Brothers Inc. for thirteen years, most recently serving as Managing Director of a workout and restructuring group. Mr. Hiram received a B. Comm. from the University of Natal, South Africa, in 1978 and an M.B.A. from Columbia University in 1981. Since June 2001, and previously in 1986 and 1987, Mr. Hiram has served as a director of CTI.

     Yaacov Koren. Mr. Koren, age 50, has served as a director since January 2000. Mr. Koren is the Managing Director of Comverse Investments Ltd., an investment division CTI, a position he has held since July 1994. Additionally, Mr. Koren serves on the Board of Directors of several private companies, primarily companies in which the CTI group is invested. Mr. Koren has over 20 years of experience in the investment and financial industries. Prior to joining CTI, Mr. Koren was the Chief Executive Officer of Batucha Securities and Investments Ltd., an Israeli brokerage and portfolio management company. Mr. Koren received his LL.B. from the Tel-Aviv University School of Law in 1982.

     David Kreinberg. Mr. Kreinberg, age 39, has served as a director since January 2000. From December 1999 to September 2001 he served as the Company's Chief Financial Officer. Mr. Kreinberg is the Executive Vice President and Chief Financial Officer of CTI, a position he has held since September 2002. Previously, Mr. Kreinberg had served CTI as Vice President of Finance and Chief Financial Officer from May 1999, as Vice President of Finance and Treasurer from April 1996, and Vice President of Financial Planning from April 1994. Mr. Kreinberg is a Certified Public Accountant, and prior to joining CTI he served as a senior manager at Deloitte & Touche LLP. Mr. Kreinberg received a B.S., summa cum laude, in Accounting from Yeshiva University in 1986 and an M.B.A. in Finance and International Business from Columbia University in 1986 and 1990, respectively. Mr. Kreinberg also is a director of Verint.

     Rex A. McWilliams. Mr. McWilliams, age 68, has served as a director since April 2000. Mr. McWilliams is the Chairman of ODI Diagnostics, a position he has held since April 1999. Mr. McWilliams also serves as the Chairman of Newvent Management, a position he has held since January 1997. Newvent makes investments in several private New Jersey companies and in commercial real estate. Between 1974 and September 1997, Mr. McWilliams served as the Company's Chairman and Chief Executive Officer. Previously, he was a partner in Technology Management Group. He also was the cofounder of National Computer Analysts and served as its President from 1965 through 1970. Between 1957 and 1962, he was involved with computer development with RCA Computer Division. Mr. McWilliams received a B.S., summa cum laude, in Mathematics/Physics from Morningside College in 1958.

     Michael J. Chill. Mr. Chill, age 37, is a nominee for director. Since July 2003, Mr. Chill has served as a Portfolio Analyst for Vertical Ventures, a New York based investment firm specializing in structured direct investments in public companies. Mr. Chills' focus has been on emerging growth companies within the high tech sector. From May2001 to July 2003, Mr. Chill acted as an independent consultant for high tech companies, venture capital firms and hedge funds. From February 2000 to April 2001, Mr. Chill served as the CEO and Managing Director of the Investment Banking Group of Jerusalem Global, an investment banking and venture capital firm. From March 1998 to February 2000, Mr. Chill was a Managing Director of the Technology Investment Banking Group of Gruntal & Company. From 1995 to 1998, Mr. Chill was a Vice President of Investment Banking for Hampshire Securities, a company subsequently acquired by Gruntal & Company. Mr. Chill started his career as a Senior Accountant with Deloitte & Touche in New York. Mr. Chill received a B.S. in Accounting in 1989, from Yeshiva University, and an M.B.A. in Finance and Management from Columbia Business School in 1993. Mr. Chill is a director of Phoenix Solutions, Inc.

     Paul L. Robinson. Mr. Robinson, age 37, is a nominee for director. Since January 2003, Mr. Robinson has served as General Counsel of the Company and CTI. From January 1999 to January 2003, Mr. Robinson served as Associate General Counsel of CTI. Prior to joining CTI, Mr. Robinson was an associate attorney at Kramer, Levin, Naftalis & Frankel, LLP from January 1998 to December 1998. From January 1997 to December 1997, Mr. Robinson served as counsel to the United States Senate Committee on Governmental Affairs with respect to its special investigation into illegal and improper campaign fund raising activities during the 1996 federal election. From June 1994 to January 1997, Mr. Robinson was an associate attorney at Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Robinson received a B.A. in Political Science and was Phi Beta Kappa from the State University of New York at Binghamton in 1989 and a J.D., cum laude, from Boston University School of Law in 1992. Mr. Robinson is a director of Verint.

Committees of the Board of Directors

     The Board of Directors has five standing committees. The Executive Committee is empowered to exercise full authority of the Board of Directors in circumstances when convening the full board is not practical. The Audit Committee is responsible for reviewing audit procedures and supervising the relationship between the Company and its independent auditors. The Compensation Committee is responsible for approving compensation arrangements for senior management of the Company. The Stock Option Committee is responsible for administering the Company’s stock option plan. The Corporate Governance and Nominating Committee is responsible for reviewing the overall corporate governance of the Company and reporting and recommending to the Board nominees for directorship of the Company.

     During the year ended January 31, 2004, there were four meetings of the Board of Directors of the Company, one action by unanimous written consent of the Executive Committee, two actions by unanimous written consent of the Stock Option Committee, one meeting of the Compensation Committee, and five meetings of the Audit Committee. The Corporate Governance and Nominating Committee was formed on December 2, 2003. Each member of the Board, except for Mr. Koren, attended at least 75% of the meetings of the Board and of each Committee of which he was a member during the year. The Board has adopted a policy of scheduled executive sessions where the independent directors will meet without management present. Directors are encouraged to attend annual meetings of the Company’s shareholders. One director attended the June 16, 2003 Annual Meeting of Shareholders.

Audit Committee

     The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including the selection of the Company’s outside auditors and the review of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof, the Company’s systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements.

     The Audit Committee consists of Messrs. Bar-On, Hiram, and McWilliams. All members of the Audit Committee are “independent”, as independence is defined in Rule 4200 (a) of the National Association of Securities Dealers listing standards and further defined in the Company’s By-Laws. Mr. Hiram is the audit committee financial expert as defined in item 401(h)(2) of Regulation S-K and pursuant to Section 407 of Sarbanes-Oxley. The Audit Committee Charter is attached as Annex A and is available on the Company’s website, www.ulticom.com.

     Consistent with SEC policies regarding auditors independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Controlled Company Exception

     The Company is a “Controlled Company” within the meaning of Rule 4350(c) of the Nasdaq listing standards. As a “Controlled Company”, the Company is exempt from the requirements of a majority independent board and independent compensation and nominating committees. In creating this exception, Nasdaq has recognized that majority shareholders, including parent companies, have the right to select directors and control key decisions, such as executive officer compensation, by virtue of their ownership rights. The Company does not have a majority independent board or an independent compensation committee. The Company’s Corporate Governance and Nominating Committee is comprised solely of independent directors. The Company is relying on the “Controlled Company” exemption based on CTI’s ownership of more than 50% of the voting power of the Company (approximately 72% as of April 14, 2004).

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended January 31, 2004, all Section 16(a) filing requirements were satisfied, except that each of Messrs. Bar-On, Hiram, Osborne, and McWilliams did not timely file one Form 4.

EQUITY COMPENSATION PLAN INFORMATION

As of January 31, 2004

Plan Category	(a) Number of Shares to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of Shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by shareholders	4,189,018	$8.33	1,222,834	(1)
Equity compensation plans not approved by shareholders	0	N.A.	0

Total	4,189,018	$8.33	1,222,834

(1)	Includes 321,418 shares remaining under the Company's employee stock purchase plan.

Executive Compensation

     The following table presents summary information regarding the compensation paid or accrued by the Company for services rendered during the fiscal years ended January 31, 2002, 2003, and 2004 by its executive officers:

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation
Name and Principal Position	Year Ending	Salary(1)	Bonus(2)	Stock Option Grants	All Other Compensation
Shawn K. Osborne, President and	Jan. 2004	$225,000	$100,000	75,000	$14,480
Chief Executive Officer	Jan. 2003	$225,000	--	100,000	$14,491
	Jan. 2002	$223,731	--	75,000	$14,443

Mark A. Kissman, Vice	Jan. 2004	$170,000	$ 45,900	30,000	$ 2,522
President of Finance and Chief	Jan. 2003	$170,000	$ 35,700	--	$ 2,371
Financial Officer(3)	Jan. 2002	$ 70,615	$ 17,654	40,000	$48,442	(4)

David Kreinberg, Chief Financial
Officer(5)	Jan. 2002	--	--	--	--

_________________

(1)	Includes salary and payments in lieu of earned vacation.
(2)	Includes bonuses accrued for services performed in the year indicated, regardless of the year of payment.
(3)	Mr. Kissman joined the Company in September 2001.
(4)	Other compensation for Mr. Kissman in the year ending January 2002 includes $48,308 for relocation benefits.
(5)	Mr. Kreinberg served as Chief Financial Officer until September 2001. Mr. Kreinberg did not receive any compensation from the Company, but received his compensation from CTI. Mr. Kreinberg’s services were provided to the Company under a services agreement with CTI.

     The following table sets forth information concerning options to purchase shares of Common Stock granted during the year ended January 31, 2004 to the executive officers under the Company’s employee stock option plans:

STOCK OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants

					Potential realizable value at
	Number of	Percent of Total			assumed annual rates of
	Shares	Options Granted	Exercise		appreciation for option term (1)
	Underlying	to Employees in	Price per
Name	Options Granted	Fiscal Year	Share	Expiration Date	5%	10%
Shawn K. Osborne	75,000	12.3%	$ 9.72	6/26/2013	$458,464	$1,161,838
Mark A. Kissman	30,000	4.9%	$ 9.72	6/26/2013	$183,386	$ 464,735

_________________

(1)	Represents the gain that would be realized if the options were held for their entire term and the value of the underlying shares increased at compounded annual rates of 5% and 10% from the fair market value at the date of option grants.

     The options in the above table vest in increments over the period of four years from the date of grant. The options have a term of ten years and become exercisable and vest in equal annual increments over a period of four years from the year of grant. The exercise price of the options is equal to the fair market value of the underlying shares at the date of grant.

OPTION EXERCISES AND YEAR-END VALUE TABLE

     The following table sets forth, as to each executive officer, the shares of Common Stock acquired on exercise of options during the year ended January 31, 2004, value realized, number of unexercised options held at January 31, 2004, currently exercisable and subject to future vesting, and the value of such options based on the closing price of the underlying shares on the NASDAQ National Market System of $11.10 on January 30, 2004, net of the associated exercise price.

Aggregated Option Exercises in the Year Ended January 31, 2004
and Value of Unexercised Options at January 31, 2004

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options
	Shares Acquired	Value	Fiscal Year-End		at Fiscal Year-End
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Shawn K. Osborne	50,000	$405,173	355,679	310,226	$2,558,683	$1,565,525
Mark A. Kissman	--	--	20,000	50,000	$ 34,400	$ 86,000

Employment Agreement

     The Company is obligated under an employment agreement with Mr. Osborne, its President and Chief Executive Officer, to provide compensation, insurance and employment-related fringe benefits through January 31, 2006. Minimum salary payments under the agreement currently amount to $240,000 per year. For fiscal year 2003, the Compensation Committee granted Mr. Osborne a bonus of $100,000. The Compensation Committee reviews Mr. Osborne’s compensation annually and may, at its discretion, change his base salary, bonus and benefits.

     If during the one-year period following a change in control, Mr. Osborne’s employment is terminated either by (i) the Company for any reason other than cause, or (ii) by Mr. Osborne should the Company fail to continue his employment on substantially equivalent compensation terms, Mr. Osborne will be entitled to receive a payment equal to his annual base salary. In addition, for the purpose of determining the exercisability of his stock options, he will be deemed to have concluded an additional period of twenty-four months of employment with the Company.

     The Company or Mr. Osborne may terminate his employment at any time during the employment term upon giving 90 days notice, except that no notice is required if the Company terminates Mr. Osborne’s employment for cause. If the Company terminates Mr. Osborne’s employment for reasons other than cause, he will be entitled to receive his earned but unpaid salary and bonus pro rated through the date of termination and, for the purpose of determining the exercisability of his stock options, he will be deemed to have concluded an additional period of twelve months of employment with the Company.

Compensation of Directors

     The directors do not currently receive any cash compensation for serving on the board of directors or any committee of the board. Each independent director is entitled to reimbursement of expenses incurred for attendance of meetings of the Board or its committees. Each of Messrs. Bar-On, Hiram, and McWilliams received options to purchase 15,000 shares of Common Stock under the Company’s stock incentive compensation plan upon completion of the Company’s initial public offering in April 2000. Each such independent director also is entitled to receive an annual option grant under the Company’s Stock Option Plans entitling such independent director to purchase 5,000 shares of Common Stock at a price per share equal to the fair market value of the Common Stock as reported on the NASDAQ System on the date two business days after the publication of the audited year-end financial statements of the Company. These options vest incrementally and become nonforfeitable incrementally, to the extent of 1,000 shares per meeting of the Board, and any committees of the Board of which such director is a member, attended by the recipient during the year of grant.

Compensation Committee Interlocks and Insider Participation

     During the fiscal year ended January 31, 2004, Messrs. Alexander, Hiram and Sorin served as members of the Company’s Compensation Committee. Mr. Sorin also serves as the Corporate Secretary of the Company. No interlocking relationship exists between the Company’s Board of Directors and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Report of the Compensation Committee Concerning Executive Compensation

     The principal components of the Company’s executive compensation arrangements are base salary, cash bonus awards and stock options. Compensation arrangements for senior management personnel in certain instances include a performance-based component as well as discretionary bonus awards.

     Salary levels throughout the organization are reviewed annually, and are adjusted periodically when the Company believes that adjustment is required, taking into account competitive factors in the industries and locations of the Company’s activities. In establishing compensation levels throughout the organization, the Company relies to a significant extent on its direct experience in the recruitment of personnel as well as reported compensation levels of senior management of other, similarly situated companies. Supplemental cash bonus awards are made periodically to reflect superior performance by individual employees, in accordance with recommendations by senior management.

     Historically, employees of the Company have benefited from the Company’s practice of awarding stock options to personnel throughout the organization, and the resulting value associated with the potential increase in the market price of the Company’s shares. The Board of Directors believes that equity-based incentive arrangements, such as employee stock options and employee stock purchase plans, are among the most effective means available to the Company of aligning the interests of employees with the objectives of shareholders generally, and of building their long term commitment to the organization.

     The Company emphasizes stock option awards as an essential element of the compensation package available to its executives and employees. The Company considers both available competitive data and subjective performance evaluations in determining the number of options to grant to its officers and key employees. Stock options typically vest in increments over a number of years to encourage long-term commitment to the Company by the grantees.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company’s five most highly paid executive officers. Certain performance-based compensation that has been approved by shareholders is not subject to the deduction limit. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

Compensation of the President and Chief Executive Officer

     Mr. Osborne has served as President and Chief Executive Officer of the Company since September 1997, under an agreement providing for fixed annual salary, bonus compensation and employment-related benefits. The terms of Mr. Osborne’s employment agreement, as currently in effect, are described above.

     The terms of Mr. Osborne’s employment have been established by direct negotiation between Mr. Osborne and the Compensation Committee. In approving such terms, the Compensation Committee has taken into account compensation levels of chief executive officers of other publicly held companies and the results of the Company for the period that Mr. Osborne has served as Chief Executive Officer.

     Base Salary. Mr. Osborne was paid a base salary of $225,000 for the year ended January 31, 2004 pursuant to his employment agreement.

     Annual Incentive Program. For fiscal year 2003, the Compensation Committee granted Mr. Osborne a bonus of $100,000.

     Long-Term Compensation. During the year ended January 31, 2004, the Compensation Committee granted Mr. Osborne 75,000 stock options.

The Compensation Committee

Kobi Alexander
Ron Hiram
William F. Sorin

Stock Performance Graph

     The following performance graph shows the cumulative total shareholder return on a hypothetical investment in Ulticom, Inc. (ULCM), the NASDAQ Composite Index and the NASDAQ Computer and Data Processing Index, assuming an investment of $100 on April 5, 2000, the Company’s initial public offering date, and the reinvestment of any dividends. The performance shown is not necessarily indicative of future performance.

Total Return To Shareholders
(Includes reinvestment of dividends)

Company/ Index

	5 Apr 00	31 Jan 01	31 Jan 02	31 Jan 03	31 Jan 04

ULTICOM INC	$100	$ 320.19	$ 66.69	$ 46.15	$ 85.38
NASDAQ COMPUTER & DATA	$100	$ 61.98	$ 42.96	$ 29.13	$ 40.28
PROCESSING INDEX
NASDAQ COMPOSITE INDEX	$100	$ 65.92	$ 46.29	$ 31.95	$ 49.68

Report of the Audit Committee
Concerning the Company’s Audited Financial Statements
for the Fiscal Year Ended January 31, 2004

     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

     In this context, the Committee has met and held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results. The Committee has discussed critical accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU380), SAS 99 (Codification of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

     In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee also has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The Committee has concluded that the independent auditors are independent from the Company and its management.

     The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2004, for filing with the Securities and Exchange Commission. The Committee has selected and the Board of Directors has ratified, subject to shareholder approval, the selection of the Company’s independent auditors.

The Audit Committee

Zvi Bar-On
Ron Hiram
Rex A. McWilliams

     The information contained in the (i) Report of the Audit Committee, (ii) Report of the Compensation Committee and (iii) Performance Graph shall not be deemed to be “soliciting material” or deemed to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Certain Relationships and Related Transactions

     During the fiscal year ended January 31, 2004, the Company had the following agreements and other relationships with CTI and its subsidiaries. Each of Messrs. Alexander, Baker, Koren, Kreinberg, Robinson and Sorin is an officer and/or employee of CTI or one or more of its subsidiaries (other than the Company), and Messrs. Alexander, Hiram and Sorin are directors of CTI.

Services Agreement

     The Company has a corporate services agreement with CTI. Under this agreement, CTI provides the Company with the following services:

•	maintaining in effect general liability and other insurance policies providing coverage for the Company;

•	maintaining in effect a policy of directors’ and officers’ liability insurance covering the Company’s directors and officers;

•	administration of employee benefit plans;

•	routine legal services; and

•	consulting services with respect to the Company’s corporate communications.

     The Company has agreed to pay to CTI a quarterly fee of $150,000, payable in arrears at the end of each fiscal quarter, in consideration for all services provided by CTI during such fiscal quarter. The Company was charged $600,000 in each of the years ended January 31, 2002, 2003 and 2004 for services provided by CTI. In addition, the Company has agreed to reimburse CTI for any out-of-pocket expenses incurred, if any, by CTI in providing the services. The agreement is currently in effect until January 31, 2005 and extends for additional twelve-month periods unless terminated by either party.

     The Company believes that the terms of this agreement are as favorable as could have been obtained from an unaffiliated third party.

Patent License Agreement

     In January 2000, an affiliate, Comverse Patent Holding, Inc. (“CPH”) and Lucent Technologies GRL Corp. (“Lucent”) entered into a non-exclusive cross-licensing arrangement covering current and certain future patents issued to CPH and its affiliates, including the Company, and a portfolio of current and certain future patents in the area of telecommunications technology issued to Lucent and its affiliates. The Company is entitled to utilize the licensed patent rights, and is obligated to provide licenses under any patents it may hold, pursuant to a royalty-free license agreement with CPH.

License Agreement

     The Company has a license agreement with Comverse, Inc. (“Comverse”). Under this agreement, the Company granted Comverse an irrevocable, perpetual, royalty-free, non-exclusive license to use certain elements of the Company’s Signalware software for incorporation into Comverse’s products. Specifically, the license granted to Comverse includes the following rights:

•	the right to install and use the Company’s software products at any of Comverse’s sites and locations;

•	the right to install and use the Company’s software products on or in connection with any Comverse product;

•	the right to use and execute the software products on any platform;

•	the right to create, add to, enhance or modify the Company’s software products; and

•	the right to sublicense and/or otherwise provide the Company’s software products to others provided that such products cannot be licensed as a stand-alone interface.

     Comverse may not use or sublicense to others any of the Company’s software products except on or as an element of a Comverse product. Any additions, enhancements or other modifications made by Comverse to the Company’s software products shall be the property of Comverse. Comverse maintains the software at no cost to the Company.

     The term of this agreement is ten years, commencing on February 1, 2000. Thereafter, the agreement will automatically renew for one-year periods unless terminated by either Comverse or the Company. The license granted by the Company under the agreement, and any sublicenses granted by Comverse, survive termination or expiration of the agreement.

     During the year ended January 31, 2004, the Company recognized $4.2 million of revenues from sales of its interface boards to Comverse.

Registration Rights Agreement

     The Company has entered into a registration rights agreement with CTI under which CTI may require the Company to register for public sale under the Securities Act shares of its Common Stock held by CTI, as well as any shares that are or have been acquired by directors, officers and employees of CTI upon the exercise of options granted to them by CTI. CTI also has the right to require the Company to register shares of the Company’s Common Stock held by CTI or its directors, officers and employees at any time the Company registers its Common Stock for sale.

     The Company has agreed to pay all expenses that result from registration of its Common Stock under the registration rights agreement, other than underwriting commissions for such shares and taxes. It has also agreed to indemnify CTI, its directors, officers and employees against liabilities that may result from their sale of the Company’s Common Stock, including Securities Act liabilities.

Business Opportunities Agreement

     The Company has a business opportunities agreement with CTI that addresses potential conflicts of interest between CTI and the Company. This agreement allocates between CTI and the Company opportunities to pursue transactions or matters that, absent such allocation, could constitute corporate opportunities of both companies. The Company is precluded from pursuing an opportunity offered to any person who is a director of the Company but not an officer or employee of the Company and who is also an officer or employee of CTI, unless CTI fails to pursue such opportunity diligently. CTI is precluded from pursuing an opportunity offered to any person who is a director of CTI but not an officer or employee of CTI and who is also an officer or employee of the Company, unless the Company fails to pursue such opportunity diligently. The Company is also precluded from pursuing an opportunity offered to any person who is an employee or officer of both companies or a director of both companies, unless CTI fails to pursue such opportunity diligently. Accordingly, the Company may be precluded from pursuing transactions or opportunities that it would otherwise be able to pursue if it were not affiliated with CTI. The Company has agreed to indemnify CTI and its directors and officers against any liabilities arising out of any claim that any provision of the agreement or the failure to offer any business opportunity to the Company violates or breaches any duty that may be owed to it by CTI or any of its directors or officers.

PROPOSALS TO BE ACTED UPON AT THE ANNUAL MEETING

Proposal No. 1-Election of Directors

     It is the intention of the Board of Directors to nominate at the Annual Meeting each of the individuals named below for election as the Board of Directors of the Company until the next Annual Meeting of Shareholders and the election of their qualified successors, or their earlier resignation or removal. In the event that any of such nominees should become unwilling or unable to stand for election at the Annual Meeting for any reason, at present unknown, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominee or nominees as the Board of Directors may designate.

Kobi Alexander	Ron Hiram	Rex A. McWilliams
Paul D. Baker	David Kreinberg	Shawn K. Osborne
Michael J. Chill	Yaacov Koren	Paul L. Robinson

     The election of directors will be made by plurality of votes cast at the Annual Meeting, with the nine nominees receiving the greatest number of votes being elected.

     The Board of Directors recommends the election at the Annual Meeting of the nine individuals named above.

Proposal No. 2-Ratification of Engagement of Independent Auditors

     Shareholders will be requested at the Annual Meeting to ratify the engagement of Deloitte & Touche LLP (“D&T”) to serve as independent auditors of the Company for the year ending January 31, 2005. D&T has served as the Company’s auditors since 1995. A representative of the firm is expected to be present at the Annual Meeting and will be available to respond to appropriate questions.

     The Board of Directors recommends a vote for the adoption of the proposal.

Independent Accounting Firm Fees

     The following table sets forth the approximate aggregate amount of fees billed by D&T to the Company for the audit of the Company’s annual financial statements for fiscal 2003 and fiscal 2002 and fees billed for audit-related services, tax services and all other services rendered by D&T for fiscal 2003 and fiscal 2002:

	Fiscal 2003	Fiscal 2002

Audit Fees:(1)	$117,500	$ 96,000
Audit-Related Fees:(2)	$ 0	$ 20,000
Tax Fees:(3)	$ 86,000	$ 54,300
All Other Fees:(4)	$ 3,000	$ 24,075

Total D&T Fees	$206,500	$194,375

_________________

(1)	The aggregate fees billed for professional services rendered by D&T for the audit of the Company’s annual financial statements and review of quarterly financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
(2)	The aggregate fees billed for assurance and related services by D&T that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported as audit fees.
(3)	The aggregate fees billed for professional services rendered by D&T for worldwide tax compliance, advice and planning. The Audit Committee has concluded that the provision of the services other than audit services referenced above is compatible with maintenance of the principal accountant’s independence.
(4)	The aggregate fees billed for products and services provided by D&T, other than the services reported as audit, auditrelated or tax fees. The Audit Committee has concluded that the provision of the services other than audit services referenced above is compatible with maintenance of the principal accountant’s independence.

Policy for Audit, Audit Related and Non-Audit Services

     Consistent with SEC policies regarding auditors’ independence, the Company and the Audit Committee are committed to ensuring the independence of the independent auditors, both in appearance and in fact. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other non-audit services.

     The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Shareholder Proposals for 2005 Annual Meeting

     The Company currently expects to hold its next Annual Meeting of Shareholders on or about June 15, 2005. Any shareholder who wishes to make a proposal for consideration at that meeting and wishes to have that proposal included in the proxy statement for the meeting must submit the proposal to the Secretary of the Company no later than December 29, 2004. Such a proposal will be included in next year’s proxy statement to the extent required by the regulations of the Securities and Exchange Commission. If a shareholder makes a proposal at the 2005 Annual Meeting, but does not wish to have the proposal included in the proxy statement for that meeting, management will have the right to vote proxies in its discretion with respect to such proposal, if presented at the meeting, without including information regarding such proposal in the Company’s proxy materials if the Company is notified after March 10, 2005 (if such meeting is held on the date expected) of an intent to present the proposal. Notices of intention to present proposals at the 2005 Annual Meeting should be addressed to the Secretary of the Company.

     Shareholders who wish to recommend individuals as nominees for director for consideration by the Corporate Governance and Nominating Committee may do so by submitting a written recommendation to the Secretary of the Company. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment and board memberships (if any), for the Committee to consider. The submission must be accompanied by a written consent by the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Recommendations received by January 15, 2005 will be considered for nomination at the 2005 Annual Meeting of Shareholders.

Other Business

     The Board of Directors does not know of any matter to be brought before the Annual Meeting other than the matters specified in the Notice of Annual Meeting accompanying this Proxy Statement. The persons named in the form of proxy solicited by the Board of Directors will vote all proxies that have been properly executed. If any matters not set forth in the Notice of Annual Meeting are properly brought before the Annual Meeting, such persons will vote thereon in accordance with their best judgment.

By Order of the Board of Directors,

William F. Sorin
Secretary

Mount Laurel, New Jersey
May 13, 2004

Annex A

ULTICOM, INC.
AUDIT COMMITTEE CHARTER

     This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of all applicable laws, regulations and listing requirements, as well as in the context of the Company’s Certificate of Incorporation and By-Laws, it is not intended to establish by its own force any legally binding obligations.

I.    Purpose

     The Audit Committee (the “Committee”) shall assist the Board of Directors (the “Board” or the “Board of Directors”) of Ulticom, Inc. (the “Company”) in fulfilling certain of its responsibilities to oversee management regarding: (i) overseeing the conduct and integrity of the Company’s financial reporting process to any governmental or regulatory body, the public or other users thereof; (ii) overseeing the Company’s compliance with legal and regulatory requirements, (iii) reviewing and evaluating the qualifications, engagement, compensation, independence and performance of the Company’s independent auditors, their conduct of the annual audit, and their engagement for any other services; (iv) reviewing the performance of the Company’s internal audit function, if applicable, and its systems of internal accounting and financial and disclosure controls, (v) reviewing and authorizing related-party transactions (as defined in the relevant NASDAQ requirements), (vi) overseeing the Company’s code of business conduct and ethics as established by the Board, and (vii) preparing the Committee report required to be included in the Company’s annual proxy statement.

     In discharging its oversight role, the Committee is authorized: (i) to investigate any matter that the Committee deems appropriate, with access to all books, records, facilities and personnel of the Company; and (ii) to retain independent counsel, auditors or other experts, with adequate funding provided by the Company.

II.   Committee Membership

     The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” in accordance with applicable rules of the Securities & Exchange Commission (“SEC”) and the rules of the Nasdaq National Market. All members of the Committee shall meet the financial literacy requirements of the Nasdaq National Market. In addition, at least one member shall comply with the requirements of Regulation S-K 401(h) as an “audit committee financial expert.”

     The members of the Committee shall be elected by the Board and serve until their successors shall be duly elected and qualified. Any member may be removed, with or without cause, by the Board of Directors at any time. The Board of Directors may appoint one member to be the Chairman. If the Board fails to appoint a Chairman, the members of the Committee shall elect a Chairman by majority vote of all members. The Chairman will chair all regular sessions of the Committee and set the agenda for Committee meetings.

III.  Committee Meetings

     The Committee shall meet at least quarterly, or more frequently as it deems appropriate and as circumstances dictate. Any member of the Committee may call a special meeting of the Committee. Meetings of the Committee may be held telephonically.

     The Committee shall periodically meet with each of management (including the Chief Financial Officer) and the independent auditors (including the audit engagement partner) in separate executive sessions to discuss any matters that the Committee or each of these groups believe would be appropriate to discuss privately. The Committee also expects to meet with the independent auditors and management quarterly to review the company’s financial statements.

     In addition, the Committee may invite to its meetings any director, member of management of the company and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate in order to carry out its responsibilities.

IV.   Key Responsibilities

     The Committee’s primary responsibility is one of oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. The Committee also recognizes that the Company’s financial management, as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work. The Committee shall also carry out any other responsibilities assigned to it by the Board of Directors from time to time.

     The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services provided that the decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

     The following responsibilities are set forth as a guide with the understanding that the Committee may diverge as appropriate given the circumstances. The Committee is authorized to carry out these and such other responsibilities assigned by the Board from time to time, and take any actions reasonably related to the mandate of this Charter.

     In fulfilling its responsibilities, the Committee shall:

Independent Auditors

1.	Have the direct responsibility for the appointment, termination, evaluation, compensation and oversight of the work of the independent auditors.

2.	Have independent auditors report directly to the Committee, and the Committee’s responsibility includes the resolution of disagreements between management and the independent auditor regarding financial reporting.

3.	Review and approve in advance any audit or permitted non-audit services (including the fees and terms thereof) to be provided to the Company by the independent auditors. The Committee may adopt pre-approval procedures that delegate to one or more designated Committee members the authority to grant pre-approvals required by the foregoing sentence. The decisions of any Committee member to whom authority is delegated hereunder shall be presented to the Committee at each of its scheduled meetings.

4.	At least annually, obtain and review a report by the independent auditors describing: (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Company.

5.	On an annual basis review a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1 (as modified or supplemented), actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take appropriate action in response to the independent auditors’ report to satisfy itself of the auditors’ independence.

6.	Review and discuss quarterly reports from the independent auditors on: (i) all critical accounting policies and practices to be used; (ii) any significant changes in Company accounting policies; (iii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iv) any accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports.

7.	Review and evaluate, at least annually, the qualifications, performance and independence of the independent auditors and report on its conclusions to the Board. In conducting its review and evaluation, the Committee should:

(a)	Determine whether the lead audit partner (having primary responsibility for the audit) or the audit partner responsible for reviewing the audit is required to rotate in compliance with the SarbanesOxley Act of 2002 and Section 10A of the Securities Exchange Act of 1934, as amended; and

(b)	Take into account the opinions of management

8.	Establish hiring policies for the Company in respect of employees and former employees of the independent auditors.

Financial Reporting Process

9.	Consider and review with the independent auditors and management: (i) the adequacy of the Company’s disclosure controls and procedures and internal controls, including computerized information system disclosure controls and procedures and security; (ii) all changes in the Company’s internal control over financial reporting which could materially affect the Company’s ability to record, process, summarize and report financial data; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and (iv) the related findings and recommendations of the independent auditors together with management’s responses.

10.	Without excluding other possibilities, the Committee may wish to review and discuss with the independent auditors: (i) any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company. or any other material written communications between the accounting firm and management, such as any management letter or schedule of “unadjusted differences.”

11.	Review and discuss with management and the independent auditors: (i) significant findings during the year, including the status of previous audit recommendations; (ii) any audit problems or difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information; (iii) any changes required in the planned scope of the audit plan; (iv) the audit budget and staffing; and (v) the coordination of audit efforts in order to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

12.	Review and discuss with management and the independent auditors periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company. Inquire as to independent auditors’ view of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business.

13.	Review with management and the independent auditors significant risks or exposures to the Company’s business and assets the steps management has taken to minimize such risks. Discuss with management and the independent auditors the Company’s underlying policies and guidelines with respect to risk assessment and risk management.

Review of Reports and Earnings Press Releases

14.	Review the Company’s financial statements, including prior to public release, reviewing the Company’s annual and quarterly financial statements to be filed with the SEC, including (a) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (b) any certifications regarding the financial statements or the Company’s internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company’s senior executive and financial officers and (c) the matters required to be discussed with the independent auditors by Statement of Auditing Standards Nos. 61, 90 and 100.

15.	Review and discuss with management and the independent auditors the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

Legal Compliance

16.	Review periodically with the Company’s general counsel: (i) legal and regulatory matters that may have a material impact on the Company’s financial statements and (ii) the scope and effectiveness of compliance policies and programs.

17.	Review any issues that arise under the Company’s code of business conduct and ethics, including having the authority to approve or deny any waivers requested thereunder.

18.	Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

General

19.	Review and approve in advance all related-party transactions (as defined in the relevant NASDAQ requirements) other than executive compensation decisions approved by the Compensation Committee or decisions relating to the compensation of directors or Board committee members approved by the Board of Directors.

20.	Prepare a report to be included in the Company’s annual proxy statement stating whether or not the Committee: (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the independent auditors the matters required to be discussed by SAS Nos. 61, 90 and 100; (iii) has reviewed and discussed with the independent auditors and has discussed with them their independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

21.	Report regularly to the Board of Directors following each meeting, which reports shall include any issues that arise with respect to the quality or integrity of the company’s financial statements, the company’s compliance with legal or regulatory requirements, the performance and independence of the company’s independent auditors or the performance of the internal audit function, if any, and with respect to such other matters as are relevant to the Committee’s discharge of its responsibilities. The Committee shall provide such recommendations, as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

Annual Self-Evaluation

22.	Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with the Charter of the Committee. In addition, the Committee shall annually review and reassess the adequacy of this Charter and recommend to the Board of Directors any improvements to this Charter that the Committee considers necessary or valuable.

VOTE BY MAIL
ULTICOM, INC. 1020 BRIGGS ROAD MT. LAUREL, NJ 08054	Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Ulticom, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ULTIC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ULTICOM, INC.

Vote On Directors

Directors Recommend: A vote “FOR” election of the following nominees:		For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

1.	01) Kobi Alexander, 02) Paul D. Baker, 03) Michael J. Chill, 04) Ron Hiram, 05) Yaacov Koren, 06) David Kreinberg, 07) Rex A. McWilliams, 08) Shawn K. Osborne, 09) Paul L. Robinson	☐	☐	☐

Vote On Proposal

Directors Recommend: A vote “FOR” the following proposal:						For	Against	Abstain

2.	Ratification of engagement of Deloitte & Touche LLP as independent auditors.					☐	☐	☐

*NOTE* such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

ULTICOM, INC.

ANNUAL MEETING OF SHAREHOLDERS
JUNE 14, 2004

The undersigned hereby appoints Shawn K. Osborne, Mark A. Kissman and Paul L. Robinson, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot and, in their discretion, upon such other matters as may properly come before the meeting, all of the shares of Common Stock of Ulticom, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m. Eastern Daylight Time on Monday, June 14, 2004 at the Company’s headquarters, 1020 Briggs Rd., Mount Laurel, NJ, and any adjournment or postponement thereof.

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE